DELTA AND PINE LAND COMPANY
                                 ONE COTTON ROW
                          SCOTT, MISSISSIPPI 38772 USA
                                 (662) 742-4000




                                December 16, 2002





To Our Stockholders:

You are cordially invited to attend the Annual Meeting of the Stockholders of Delta and Pine Land Company, which will be held on Wednesday, January 22, 2003, at 10:00 AM, Central Time, at The Peabody Hotel, 149 Union Avenue, Memphis, Tennessee. All stockholders of record as of November 29, 2002, are entitled to vote at the annual meeting.

We appreciate your confidence in the Company and hope you will attend this Annual Meeting in person.

Whether or not you expect to attend the meeting, please complete, sign, date and promptly return the enclosed proxy card or vote electronically via the Internet or by telephone to ensure that your shares will be represented at the meeting. If you attend the meeting, you may vote in person even if you have sent in your proxy card or voted via the Internet or by telephone.


                                              Sincerely,



                                              Jon E. M. Jacoby
                                              Chairman of the Board

                           DELTA AND PINE LAND COMPANY
                                 ONE COTTON ROW
                          SCOTT, MISSISSIPPI 38772 USA
                                 (662) 742-4000



                            NOTICE OF ANNUAL MEETING
                 OF STOCKHOLDERS TO BE HELD ON JANUARY 22, 2003



To the Stockholders of
Delta and Pine Land Company:

The Annual Meeting of the Stockholders of Delta and Pine Land Company will be held at The Peabody Hotel, 149 Union Avenue, Memphis, Tennessee on Wednesday, January 22, 2003, at 10:00 AM, Central Time, for the following purposes:

         1. to elect three Class I members to the Board of Directors to three-year terms expiring at the 2006 Annual Meeting of Stockholders;
         2. to ratify the appointment of the independent auditors for the fiscal year ending August 31, 2003;
         3. to transact such other business as may properly come before the meeting or any adjournments thereof.


The accompanying Proxy Statement contains further information with respect to these matters.

The stockholders of record at the close of business on November 29, 2002, are entitled to notice of and to vote at the Annual Meeting. The list of stockholders will be available for examination for the 10 days prior to the meeting at Delta and Pine Land Company's Corporate office, One Cotton Row, Scott, Mississippi 38772.

Your vote is important. Whether or not you plan to attend the meeting, please complete, sign, date and promptly return the enclosed proxy using the enclosed addressed envelope, which requires no postage if mailed within the United States, or vote electronically via the Internet or by telephone.

                                             BY ORDER OF THE BOARD OF DIRECTORS



                                             Jerome C. Hafter
                                             Secretary





December 16, 2002

                           DELTA AND PINE LAND COMPANY
                                 ONE COTTON ROW
                            SCOTT, MISSISSIPPI 38772
                                 (662) 742-4000



                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                                January 22, 2003


This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Delta and Pine Land Company ("D&PL" or the "Company") from stockholders holding shares of D&PL Common Stock ("Shares") for use at its Annual Meeting of Stockholders to be held on January 22, 2003, and at any adjournment or adjournments thereof. To assure adequate representation at the Annual Meeting, stockholders are requested to promptly sign, date and return the enclosed proxy or vote electronically via the Internet or by telephone.

Any stockholder giving a proxy has the power to revoke it at any time before it is voted. Revocation of a proxy is effective upon receipt by the Secretary of the Company of either: (i) an instrument revoking it or (ii) a duly-executed proxy bearing a later date. In addition, a stockholder who is present at the meeting may revoke the stockholder's proxy and vote in person if the stockholder so desires. Proxies furnished by stockholders pursuant hereto will be voted on proposals properly introduced at the meeting and in elections; and, if the person solicited specifies in the proxy a choice with respect to matters to be acted upon, the Shares will be voted in accordance with such specification. If no choice is specified, the proxy will be voted FOR approval of the nominees for directors, FOR the ratification of the appointment of the independent auditors as described herein and in the discretion of the proxy holders with regard to such other business as may come before the meeting.

Stockholders of record at the close of business on November 29, 2002 are entitled to vote at the meeting. The Proxy Statement and the accompanying form of proxy were mailed on or about December 16, 2002, to all stockholders of record as of the close of business on that date. The transfer agent, Computershare Investor Services, LLC, will tabulate the votes received prior to the meeting. The Secretary of the Company and R.D. Greene, Vice President - Finance, Treasurer and Assistant Secretary of the Company, will be appointed as inspectors of the Annual Meeting to count all votes and ballots and perform the other duties required of inspectors.

The presence at the Annual Meeting, in person or by proxy, of a majority of the Shares outstanding on November 29, 2002, will constitute a quorum. At that date, approximately 38,178,439 Shares were outstanding. The affirmative vote of the holders of a plurality of the Shares that are represented in person or by proxy at the meeting and entitled to vote is required to approve the election of directors. All matters other than the election of directors submitted to the stockholders shall be decided by a majority of the votes cast with respect to such matters. Each Share is entitled to one vote. The Company's stock is traded on the New York Stock Exchange under the symbol DLP.

All references herein to a particular year refer to the Company's fiscal year, which ends or ended on August 31 of the year indicated.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

To the best knowledge of the Company based on information filed with the Securities and Exchange Commission and the Company's stock records, the following table sets forth as of October 31, 2002, Shares beneficially owned by each director, each nominee for director, certain executive officers, any person owning more than 5% of the Shares individually, others with significant ownership and by all executive officers and directors as a group.


Name of Beneficial Owner                          Shares Beneficially Owned
---------------------------------------------- ---------------------------------
                                                   Amount of
                                                   Beneficial       Percentage
                                                   Ownership         of Class
---------------------------------------------- ------------------ --------------
Sterling Capital Management (1)                     2,093,625          5.5
Stephens Group, Inc. (2)                            2,048,487          5.4
Monsanto Company (3)                                  609,280          1.5
Jon E. M. Jacoby (4)                                  133,731           *
F. Murray Robinson (5) (12)                           113,246           *
W. Thomas Jagodinski (6) (11)                          70,211           *
Rudi E. Scheidt (7)                                    59,112           *
Stanley P. Roth (8)                                    27,500           *
Nam-Hai Chua (9)                                       10,666           *
Joseph M. Murphy (10)                                     698           *
Charles R. Dismuke, Jr. (6) (13)                       82,666           *
Earl E. Dykes (6)                                      67,734           *
James H. Willeke (6)                                     --             --
All Directors and Executive Officers as a Group       732,697          1.9
       [19 persons]  (14) (15)

*    Less than one percent



(1) The mailing address for Sterling Capital Management is 301 S. College Street, Suite 3200, Charlotte, NC 28202.
(2) Mr. Jacoby, a director of Stephens Group, Inc. ("SGI") and its subsidiary, Stephens, Inc., owns 133,731 Shares which are not included. See Note 4 below. The mailing address for Stephens Group, Inc. and affiliates is 111 Center Street, Little Rock, Arkansas 72201.
(3) Excludes shares obtainable by conversion of Series M Convertible Preferred Stock. If Monsanto converts pursuant to the terms of the preferred stock, Monsanto would receive 1,066,667 Shares of Common Stock which would make its amount of beneficial ownership 1,675,947 Shares, or 4.2%. The mailing address for Monsanto Company is 800 North Lindbergh Blvd., St. Louis, Missouri 63167.
(4) Includes the following Shares: 113,637 Shares owned by Jacoby Enterprises, Inc., as to which Mr. Jacoby has sole power to vote and sole power of disposition and 20,094 Shares owned beneficially by Mr. Jacoby. Does not include Shares owned by SGI, or other of its affiliates, except Jacoby Enterprises, Inc. See Note 2 above. The mailing address for Jacoby Enterprises, Inc., and Mr. Jacoby is 111 Center Street, Little Rock, Arkansas 72201.
(5) The mailing address for Mr. Robinson is 1520 Woodruff Lane, Bloomington, Indiana 47401. (6) The mailing address for Messrs. Jagodinski, Dismuke, Dykes, and Willeke is One Cotton Row,
               Scott, Mississippi 38772.
(7) The mailing address for Mr. Scheidt is 54 South White Station Road, Memphis, Tennessee 38117.
(8) These Shares are owned by North American Capital Corporation, as to which Mr. Roth has sole power to vote and sole power of disposition. The mailing address for Mr. Roth is 510 Broad Hollow Road, Suite 206, Melville, New York 11747.
(9) The shares indicated are owned by Dr. Chua's wife. Dr. Chua disclaims beneficial ownership of these Shares. The mailing address for Dr. Chua is c/o Laboratory of Plant Molecular Biology, Rockefeller University, 1230 York Avenue, New York, New York 10021-6399.
(10) The Shares indicated are owned by Mr. Murphy's wife. Mr. Murphy disclaims beneficial ownership of these Shares. The mailing address for Mr. Murphy is 2687 North Ocean Boulevard, Boca Raton, Florida 33431.
(11) Includes 3,555 Shares owned by Mr. Jagodinski's wife. Mr. Jagodinski disclaims beneficial ownership of Shares owned by his wife.
(12) Includes 38,000 shares owned by a Charitable Remainder Unit Trust ("CRUT"). Mr. Robinson disclaims beneficial ownership of shares owned by the CRUT.
(13) Includes 17,666 shares owned by Mr. Dismuke's wife. Mr. Dismuke disclaims beneficial ownership of Shares owned by his wife.
(14)     Includes the following Shares: 698 Shares owned by the wife of Joseph
         M. Murphy; 3,555 Shares owned by the wife of Mr. Jagodinski; 10,666 Shares owned by the wife of Dr. Chua; 38,000 Shares owned by the Robinson CRUT; and 17,666 Shares owned by the wife of Mr. Dismuke
(15) As a group, the 732,697 Shares shown exclude vested and unvested options for 439,699 Shares pursuant to the 1993 Delta and Pine Land Company Stock Option Plan and options for 1,957,543 Shares pursuant to the 1995 Long-Term Incentive Plan for a total of 2,397,242. These above option amounts include vested options of 896,035 for each individual listed in the table as follows: W. Thomas Jagodinski, 166,444; F. Murray Robinson, 102,932; Jon E. M. Jacoby, 99,554; Stanley P. Roth, 99,554; Rudi E. Scheidt, 99,554; Nam-Hai Chua, 79,554; Joseph M. Murphy, 44,443; Charles R. Dismuke, Jr., 136,000; James H.Wileke, 63,000; Earl E. Dykes, 5,000.

                             OFFICERS OF THE COMPANY

                                                                       Offices Held with Company;
          Name (Age)                Position (1)                 Principal Occupation for Past Five Years
--        -----------          --   -------------     --         ----------------------------------------


Jon E. M. Jacoby (63)          Chairman of the Board   Mr. Jacoby has been employed by Stephens, Inc. and Stephens
                                                       Group, Inc., companies that engage in investment banking
                                                       activities, since 1963 and is presently a director and
                                                       officer for each of these companies. Stephens Inc. and
                                                       Stephens Group, Inc. are stockholders of D&PL. Mr. Jacoby is a director of Sangamo Bio-sciences, Eden Bioscience Corp.
                                                       and Power-One, Inc. He was a director of American Classic
                                                       Voyages Co. until he resigned on June 30, 1997 and of
                                                       Beverly Enterprises, Inc. until May 24, 2001.  Mr. Jacoby is not an employee of D&PL and receives no additional
                                                       compensation for his role as Chairman of the Board.


Stanley Roth (65)              Vice Chairman           Mr. Roth controls and has been the Chairman of NACC, a
                                                       private merchant banking firm, since 1976. Since 1988, Mr.
                                                       Roth has served as the Chairman of Royal-Pioneer Industries,
                                                       Inc., and a director of Hollis Corporation. Mr. Roth became the Vice Chairman of CPG International, Inc., in 1990 and
                                                       the Chairman of GPC International, Inc., its successor
                                                       corporation, in 1994.  In 2001, Mr. Roth relinquished the
                                                       Chairmanship of GPC International, Inc. but continues to
                                                       serve as a director.  In September 2002, Mr. Roth became a
                                                       Director of Polaroid Holding Company.   Mr. Roth is not an
                                                       employee of D&PL and receives no additional compensation for his role as Vice Chairman.


F. Murray Robinson (67)        Vice Chairman           Mr. Robinson served D&PL as Chief Executive Officer and Vice
                                                       Chairman from October 2000 until August 2002. Prior to his first retirement from D&PL in April 1999, Mr. Robinson had been employed by D&PL, serving as Executive Vice President from December 1998 until April 1999  and President and COO from February 1989 until December 1998 and Executive Vice
                                                       President from April 1988 until February 1989. From 1981
                                                       through 1988, Mr. Robinson served in various capacities for
                                                       Agrigenetics Corporation, an agribusiness company with
                                                       various seed divisions and biotechnology plant operations.
                                                       Mr. Robinson is no longer an employee of D&PL and receives no additional compensation for his role as Vice Chairman.






W. Thomas Jagodinski (46) President, Chief            Mr. Jagodinski has served as President, Chief
                          Executive Officer           Executive Officer, and Director since September 2002 and as
                          and Director                Executive Vice President from June 2002 through August
                                                      2002. From September 2000 until June 2002, he
                                                      served as Senior Vice President, Chief Financial
                                                      Officer, Treasurer and Assistant Secretary and
                                                      from March 2000 until September 2000 he served
                                                      as Senior Vice President-Finance, Treasurer and Assistant
                                                      Secretary. From February 1993 until March 2000, he
                                                      served as Vice President - Finance and Treasurer and
                                                      Assistant Secretary. From May 1992 until February
                                                      1993, he served as Treasurer and Chief
                                                      Financial Officer. From October 1991 to May 1992,
                                                      Mr. Jagodinski served as the Director of Corporate
                                                      Accounting and Financial Reporting and Income
                                                      Taxes. Prior to joining the Company, Mr.
                                                      Jagodinski was employed by Arthur Andersen LLP in
                                                      various capacities.


Charles R. Dismuke, Jr. (47)   Senior Vice President  Mr. Dismuke has served as Senior Vice President since August
                                                      1999.  From January 1997 until August 1999, he served as
                                                      Senior Vice President and as President of Deltapine Seed
                                                      Division.  From October 1989 until January 1997, he served as Vice President-Operations.  Mr. Dismuke was a General
                                                      Manager of one of the Company's subsidiaries, Greenfield
                                                      Seed Company, from 1982 until 1989.  Mr. Dismuke has been
                                                      employed by D&PL or one of its subsidiaries since June 1977.


Harry B. Collins (61)          Vice                   Dr. Collins has served as Vice President-Technology Transfer
                               President-Technology   since April 1998.  From 1985 until April 1998, Dr. Collins
                               Transfer               served as the Company's Vice President-Research.  Prior to that, Dr. Collins was the senior soybean breeder for the
                                                      Company.  Dr. Collins has been employed by D&PL since 1974.


Earl E. Dykes (48)             Vice                   Mr. Dykes has served as Vice-President - Operations since
                               President-Operations   February 1997.   Prior to that time, Mr. Dykes served as the
                                                      General Manager - Arizona Processing, Inc. (which was
                                                      acquired by the Company in May 1996 as the result of the
                                                      Sure Grow merger).  Mr. Dykes was a shareholder of Arizona
                                                      Processing, Inc. at the time of acquisition.


Ricky D. Greene (32)           Vice                   Mr. Greene has served as Vice President - Finance, Treasurer
                               President-Finance,     and Assistant Secretary since June 2002.  Previously,  he
                               Treasurer and          served as Vice President-Business Development from September
                               Assistant Secretary    2000 until June 2002. From May 1997 until September 2000,
                                                      Mr. Greene served as Director of International Taxation and
                                                      Finance.  Prior to joining the Company, Mr. Greene was
                                                      employed by Arthur Andersen LLP in various capacities.


Kater D. Hake (50)             Vice                   Dr. Hake has served as Vice President - Technology
                               President-Technology   Development since May 2001. From September 1996 until May
                               Development            2001, he served as International Division Vice President -
                                                      Technical Services. Prior to joining the company, Dr. Hake was Associate Professor with Texas A&M University, Manager of Cotton Physiology for the National Cotton Council of
                                                      America and Extension Farm Advisor with the University of
                                                      California.


William V. Hugie (43)          Vice President-        Dr. Hugie has served as Vice President-Research since
                               Research               September 1998.  From September 1996 until September 1998, he served as Vice President-New Technologies. From August
                                                      1994 until September 1996, he served as a Project
                                                      Leader of the Transgenic Cotton Breeding Program,
                                                      and from December 1988 until August 1994, he
                                                      served as a Project Leader of the Sorghum Breeding
                                                      Program. Prior to joining the Company, Dr. Hugie was
                                                      employed by Funk Seed International from 1986 to 1988.


Thomas A. Kerby (58)           Vice                   Dr. Kerby has served as Vice President-Technical Services
                               President-Technical    since September 1994 and Director - Technical Services from
                               Services               November 1993, when he joined D&PL, until September 1994.
                                                      Prior to joining the Company, Dr. Kerby served
                                                      the cotton industry of California and the University of
                                                      California as Extension Cotton Agronomist from 1981
                                                      through November 1993.


Donald L. Kimmel (63)          Vice                   Mr. Kimmel has served as Vice President-Industry Relations
                               President-Industry     of D&PL since September 2001, and prior to that time, as
                               Relations              Vice President-Sales and Marketing of D&PL since 1986.  From
                                                      1985 to 1986, Mr. Kimmel served as D&PL Marketing Manager.


Charles V. Michell (39)        Vice                   Mr. Michell has served as Vice President-Supply Chain
                               President-Supply       Management, Corporate Quality Assurance, and Information
                               Chain Management,      Systems since August 2001.  From April 2000 until August
                               Corporate Quality      2001, he served as Vice President-Supply Chain Management
                               Assurance, and         and Information Systems.  From October 1998 until April
                               Information Systems    2000, he served as Vice President - Information Systems, and prior to that time, as Corporate Director-Information
                                                      Systems and Telecommunications since March 1995.  He joined the Company in 1987 as Manager of Information Systems.
                                                      Prior to joining the Company, Mr. Michell was Manager of
                                                      Computer Operations at St. Dominic Jackson Memorial Hospital
                                                      and he was self-employed as an Information Technology
                                                      Consultant.






Ann J. Shackelford (44)        Vice                   Ms. Shackelford has served as Vice President - Corporate
                               President-Corporate    Services since September 1997 and, until that time, as
                               Services               Director of New Business Product Development since January
                                                      1997. From October 1994 until January 1997, she
                                                      served as Legal Coordinator. Prior to
                                                      joining the Company, Ms. Shackelford was involved
                                                      in private business.


James H. Willeke (58)          Vice President-        Mr. Willeke has served as Vice President - Sales and
                               Sales and Marketing    Marketing since August 1999.  From January 1997 until August
                                                      1999, he served as Senior  Vice President and as
                                                      President-Paymaster Division. From 1987 until
                                                      1996, he served as President - Hartz Seed, a
                                                      subsidiary of Monsanto Company. From 1982 to
                                                      1987, he directed Lynks, a subsidiary of Mycogen
                                                      Seeds, as General Manager.


Jerome C. Hafter (57)          Secretary              Mr. Hafter has served as Secretary of D&PL since July 1993, and he served as Assistant Secretary from April 1990 until
                                                      July 1993. From 1976 until September 30, 2001, Mr. Hafter
                                                      was a partner in Lake Tindall, LLP, D&PL's general counsel where he had performed legal services for D&PL since 1983, and from October 1, 2001, he has been a partner of Phelps
                                                      Dunbar, LLP, now D&PL's general counsel.


(1) All biography information is provided as of December 9, 2002

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

The number of directors is established by the Board of Directors and is currently set at seven. The Company's Restated Certificate of Incorporation and By-Laws provide that the Board of Directors shall be divided into three classes (Class I, Class II, and Class III), with each class containing one-third, or as close to one-third as possible, of the total number of directors. Directors are elected at each annual meeting to succeed those directors whose terms then expire. Directors serve for terms of three years and until their successors have been duly elected. The directors chosen to succeed those whose terms are expiring are of the same class as the director they succeed. Class I Directors were elected at the December 29, 2000 Annual Meeting to serve a term expiring at the 2003 Annual Meeting, except for W.T. Jagodinski who was named a Class I Director effective September 1, 2002. Class II Directors were elected at the June 20, 2001 Annual Meeting to serve a term expiring at the 2004 Annual Meeting. Class III Directors were elected at the April 25, 2002 Annual Meeting to serve a term expiring at the 2005 Annual Meeting.


The Board of Directors proposes the re-election of the three Class I Directors listed below:


                    Name                                          Offices Held with the Company;
       (Year First Elected a Director)                       Principal Occupation for Past Five Years
---------------------------------------------- ---------------------------------------------------------------------
                          CLASS I

Nam-Hai Chua                                   Dr. Chua is the Andrew W. Mellon Professor and Head of the Plant
(1993)                                         Molecular Biology Laboratory of Rockefeller University, New York,
                                               New York, and has been with the University for over 20 years. In addition, Dr. Chua served as the Chairman of the Management Board of Directors of the Institute of Molecular Agrobiology ("IMA") in
                                               Singapore until September 2000, Deputy Chairman from that time until September 2001, and as the Chairman of the Board of IMAGEN
                                               Holdings Pte. Ltd, an affiliate of IMA until August 2001. Dr.
                                               Chua was also a member of the Board of Directors of DNAP
                                               Holdings (formerly DNA Plant Technology Corporation), until he resigned in 1998 and BioInnovations of America (an
                                               entity owned by the Government of Singapore, which invests in
                                               United States biotechnology companies) until he resigned in
                                               2000. Dr. Chua also acted as a scientific consultant to Monsanto
                                               Company for matters relating to plant biology through 1995. Dr.
                                               Chua has acted as a consultant to D&PL since 1991 and received no consulting fees in 2002. Dr. Chua is 58 years of age.


W. Thomas Jagodinski (2002)                    See the description of Mr. Jagodinski's offices with the Company and principal occupation under "Officers of the Company".  Mr.
                                               Jagodinski was named a Class I director of the Company effective
                                               September 1, 2002.


Stanley P. Roth (1988)                         See the description of Mr. Roth's offices with the
                                               Company and principal occupation under "Officers of the Company".


Continuing Directors

                             CLASS II


Joseph M. Murphy (1992)
                                               Since February 1993, Mr. Murphy has been the Chairman of Country
                                               Bank, New York, New York.  Mr. Murphy is 67 years of age.


Rudi E. Scheidt (1993)                         Since 1990, Mr. Scheidt has been a private investor.  From 1973 to
                                               1989, he served as President of Hohenberg Bros. Co., a worldwide cotton merchant, headquartered in Memphis, Tennessee, and as its
                                               Chairman during 1990.  Mr. Scheidt is Director Emeritus of National
                                               Commerce Financial Corporation, a bank holding company,
                                               headquartered in Memphis, Tennessee.  Mr. Scheidt is 77 years of age.


                               CLASS III


Jon E. M. Jacoby (1992)                        See the description of Mr. Jacoby's offices with the Company and principal occupation under "Officers of the Company".


F. Murray Robinson (2000)                      See the description of Mr. Robinson's offices with the Company and principal occupation under "Officers of the Company".


The Board of Directors has considered the independence of each of its non-employee directors, and has determined that each of Messrs. Chua, Jacoby, Murphy, Roth, and Scheidt is "independent", as defined under current New York
Stock Exchange rules and under rules proposed to the Securities and Exchange
Commission by the New York Stock Exchange.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF
EACH OF THE INDIVIDUALS LISTED AS CLASS I DIRECTORS.

                                 PROPOSAL NO. 2
               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Appointment of Auditors

KPMG LLP audited Delta and Pine Land's annual financial statements for the fiscal year ended August 31, 2002. Representatives of KPMG will be present at the meeting to respond to appropriate questions and to make a statement if they so desire.

As a result of recent legislation, the Audit Committee will be solely responsible for appointing the public accounting firm to be the Company's independent outside auditors for the fiscal year ending August 31, 2003, subject only to notice of the selection to the Board of Directors. There is no legal requirement that shareholder approval of the appointment be obtained; however, the Company believes that it is a matter of good corporate governance to seek shareholder ratification.

At the time of publication of this Proxy Statement, the Audit Committee has commenced a process for the selection of the Company's outside auditors for 2003, but has not yet made a selection. Therefore, at this time shareholders are being asked to ratify the appointment of KPMG LLP as such auditors. However, such ratification is subject to the right of the Audit Committee to actually appoint a different auditing firm of comparable stature in the accounting profession, either before or after the annual meeting (and notwithstanding the affirmative vote of a majority of shares in favor of this proposal), as the Audit Committee may determine to do in the exercise of its business judgment.

Change of Auditors During Fiscal Year

In May 2002, D&PL dismissed its independent auditors, Arthur Andersen LLP, and engaged the services of KPMG as its new independent auditors. The change in auditors became effective on May 15, 2002, following the completion by Arthur Andersen of its review of the financial statements of D&PL for the fiscal quarter ended February 28, 2002.

During the two most recent fiscal years and through May 14, 2002, D&PL did not consult KPMG with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the consolidated financial statements of D&PL, or any other matters of reportable events as set forth in Items 304(a)(2)(i) and
(ii) of Regulation S-K.

Arthur Andersen issued an unqualified opinion on the consolidated financial statements of D&PL as of and for the years ended August 31, 2001 and 2000. To the knowledge of management, during the fiscal years ended August 31, 2001 and 2000 and in the subsequent period through the date of dismissal, there were no disagreements with Arthur Andersen on any matters of accounting principles or practices, financial statements disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Arthur Andersen, would have caused it to make reference to the matter in connection with their report on the financial statements. Additionally, during such periods there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The ratification of the appointment of the Company's independent auditors as described above requires the affirmative vote by a majority of the shares cast with respect to such matters present at the meeting in person or by proxy and entitled to vote.

KPMG billed Delta and Pine Land Company the following fees for services provided during fiscal year 2002:

     o Audit Fees: The aggregate fees for professional services rendered for the audit of D&PL's fiscal year 2002 annual financial statements and review of D&PL's Form 10-Q reports were $160,000.


     o Audit-Related Fees: The aggregate fees for professional services rendered during fiscal 2002 related to statutory foreign and stand-alone subsidiary audits and audits of employee benefit plans were $20,000.

     o   Financial Information Systems Design and Implementation Fees:  $0

     o All Other Fees: The aggregate fees for all other non-audit services were $0 .

D&PL's Audit Committee has considered whether KPMG's provision of any non-audit services to D&PL would be compatible with maintaining KPMG's independence.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THIS RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS.

                    THE BOARD OF DIRECTORS AND ITS COMMITTEES

Board Meetings and Attendance of Directors

The Board of Directors had 12 meetings in fiscal 2002. All Directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors held while they were members, and (ii) the total number of meetings held by all Committees of the Board on which they served as members. The Company did not have a Nominating Committee in 2002.

Director's Compensation

Each Director receives an annual fee of $40,000 and an attendance fee of $1,000 for each meeting of the Board of Directors attended. Directors are reimbursed for actual expenses incurred in connection with attending Board or Committee meetings. Under the 1995 Long-Term Incentive Plan, as amended, each new director of the Company will be granted options for 62,222 shares (on a post-split basis). In addition, each director will be granted options for an additional 2,666 shares in each of the second through sixth years each director serves as such. At the March 30, 2000 Annual Meeting, the Board of Directors agreed to grant options to each Director for 80,000 shares of the Company's Common Stock.

Committees of the Board

The Board of Directors has an Executive Committee, an Audit Committee and a Compensation Committee. Officers are elected by and serve at the discretion of the Board of Directors.

     Executive Committee

The members of the Executive Committee are Messrs. Jacoby, Murphy and Roth. This Committee did not meet during 2002. During the intervals between meetings of the Board of Directors, the Executive Committee has and may exercise all of the powers and authority of the Board of Directors, except as limited by law and except for the power to change the membership or to fill vacancies in the Board or said Committee. Action taken by the Executive Committee is reported to the Board of Directors at its first meeting following such action.

     Audit Committee

The members of the Audit Committee are Messrs. Roth, Murphy and Scheidt. Each of the committee members is independent as defined by 303.01(B)(2)(a) and (3) of the New York Stock Exchange Listing Standards. The Audit Committee met two times during fiscal 2002 and again in November 2002 and is considering the annual appointment of D&PL's independent auditors for 2003, subject to notice to the Board and ratification by the shareholders as described above in this Proxy Statement. The Committee:

|X| reviewed with the independent auditors the scope of the audit, the auditors' fees and related matters;

|X| received the annual comments from the independent auditors on accounting procedures and systems of control;

|X| reviewed with the independent auditors any questions, comments or suggestions they may have had relating to D&PL's internal controls, accounting practices or procedures or those of D&PL's subsidiaries;

|X| reviewed with management and the independent auditors D&PL's quarterly financial statements as required and have reviewed year end financial statements along with any material changes in accounting principles or practices used in preparing the statements prior to the filing of a report on Form 10-K or 10-Q with the SEC and have recommended the inclusion of the audited financial statements in the report on Form 10-K. This review included the items required by SAS 61 as in effect at that time in the case of the quarterly statements.

|X| received from the independent auditors the report required by Independence Standards Board Standard No. 1 as in effect at that time and discussed it with the independent auditors;

|X| reviewed, as needed, the adequacy of the systems of internal controls and accounting practices of D&PL and its subsidiaries regarding accounting trends and developments;

|X| reviewed compliance with laws, regulations, and internal procedures, and contingent liabilities and risks that may be material to D&PL.

The Delta and Pine Land Company Board of Directors has adopted a written charter for the Audit Committee. The Audit Committee hereby reports that the Audit Committee and the Company have complied with the Audit Committee Charter with respect to the fiscal year ended August 31, 2002.

For the fiscal year ended August 31, 2002, the Audit Committee recommended the appointment of the public accounting firm to be D&PL's independent auditors, subject to approval by the Board and the shareholders. In connection with the fiscal year which will end August 31, 2003, the Audit Committee anticipates that it will have recommended to the Board a new charter for the Audit Committee which will meet the new requirements under the Sarbanes-Oxley Act of 2002 and new rules expected to be promulgated by the Securities and Exchange Commission (thereunder and upon the recommendation of the New York Stock Exchange). Under that new charter, it is anticipated that the Audit Committee will itself make the annual appointment of the public accounting firm to be D&PL's independent auditors for fiscal 2003, subject to notice of the selection to the Board and ratification by the shareholders as described above in this Proxy Statement.

                          REPORT OF THE AUDIT COMMITTEE

The Audit Committee has met and held discussions with management and the Company's independent auditors and has reviewed and discussed the Company's audited consolidated financial statements with management and the Company's independent auditors.

The Audit Committee has also discussed with the Company's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards), which includes, among other items, matters related to the conduct of the audit of the Company's financial statements.

The Company's independent auditors have also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (which relates to the auditors' independence from the Company) and the Audit Committee has discussed with the Company's independent auditors that firm's independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Company's Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 2002 for filing with the Securities and Exchange Commission.

                                                    Jon E. M. Jacoby
                                                    Joseph M. Murphy
                                                    Stanley P. Roth

Compensation Committee (Compensation Committee Interlocks and Insider Participation)

The members of the Compensation Committee are Messrs. Jacoby and Murphy. The Company is not aware of any conflicts of interests which might be required to be disclosed. The Compensation Committee met two times during fiscal 2002. The Compensation Committee reviews and approves annual compensation, including bonuses, for senior management of the Company and administers the Company's 1993 Stock Option Plan, as amended, and the 1995 Long-Term Incentive Plan, as amended, including the grant of options under each plan.

                      REPORT OF THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

The Compensation Committee is composed entirely of independent, outside directors. The Compensation Committee is responsible for reviewing and approving the compensation of the Chief Executive Officer and the other executive officers of the Company and reviewing and approving stock-based awards when recommended, including stock options, for each executive officer.

The Company's policy is to pay cash compensation (salary and bonus) in sufficient amounts so that the Company's officers receive compensation that is competitive with that paid by other companies of similar size within the seed industry, after considering cost-of-living factors such as location, as well as providing long-term incentives based on the performance of the Company. The long-term incentives are designed to attract and retain key executives by providing rewards for outstanding performance relative to peer companies. The Company has followed this policy since 1989.

Salary and Bonus

Salary ranges of executive officers are based on a written job responsibility measurement system created by an independent, outside salary consultant. This system is adjusted annually. This system applies to all employees of the Company, and not just to the executive officers. Each position within the Company has an established salary range based on skill level and experience required to perform the duties, along with the position's level of importance to overall Company operations. Individual salary ranges are established at levels that provide internal equity, as well as competitiveness with similar positions in other companies with similar businesses. Merit salary increases are determined annually based on job performance and current salary level within the salary range set for that position. Each executive officer's performance review includes achievement against an established set of management responsibilities, as well as specific individual objectives. Objectives relate to the business function of that respective officer and may include financial performance objectives (i.e., achievement of budget goals), as well as other objectives relating to the individual's particular role in the Company (i.e., market share goals, unit cost improvement, plant safety record, new product introductions, etc.). The objectives of each executive officer are set by the Chief Executive Officer. Each executive officer's performance is rated by the Chief Executive Officer and the Compensation Committee. Non-merit increases are a function of inflation and, as a result, in recent years have been modest.

The method of salary measurement described above also applies to the Chief Executive Officer. Objectives for the Chief Executive Officer are set by the Board of Directors. The salary of the Chief Executive Officer is discussed by the Chief Executive Officer with the Compensation Committee. Based on such discussions and the salary ranges and objectives discussed above, the Compensation Committee determines the Chief Executive Officer's compensation.

A bonus pool is created annually based on a specified percentage of pre-tax, pre-bonus, and pre-pension earnings. Under the Company's incentive bonus program, the total of bonuses paid in any year is limited to the lower of two limitations: (1) the bonus pool reduced by pension costs and (2) the sum of all performance-based maximum individual awards. The Chief Executive Officer can reduce, but may not increase, the overall bonus pool from the amount calculated using the pre-established formula. The Compensation Committee, upon the recommendation of the Chief Executive Officer, may also adjust the size of the bonus pool. All positions eligible for bonus are placed in one of five categories that govern the maximum bonus available as a percentage of the mid-point of the position's salary range. These five categories include: (1) Chief Executive Officer and Senior Vice President, (2) other executive officers,
(3) senior managers, (4) middle managers and (5) all other bonus-eligible positions. This maximum is based on the potential impact on the Company's profit of the job's responsibilities. For fiscal year 2002, the Chief Executive Officer reduced the bonus pool by one-half since the company did not achieve earnings targets established at the start of the year.

Each executive officer's bonus is based on his performance and achievement against individual goals as described for merit salary increase review. Performance is expressed as a percentage which, when multiplied by the maximum bonus available for that job, results in an adjusted performance-based maximum individual award for that year. All bonus awards to eligible employees are calculated in this manner, and actual awards are effectively the pro rata share of the available bonus pool or the performance-based maximum, whichever is less. Thus, the bonus of each executive officer is dependent on the achievement of the Company's earnings and the level of performance of each officer against established performance criteria and personal objectives.

The bonus for the Chief Executive Officer is similarly set, based on the individual's job performance. The Chief Executive Officer recommends his bonus to the Compensation Committee. The Compensation Committee reviews and approves the bonus amounts for the Chief Executive Officer, the other executive officers and senior management.

Stock Awards

Awards of stock options for each executive officer and other key employees must first be approved by the Compensation Committee and are granted at the sole discretion of the Committee. Based on an assessment of competitive factors, the Compensation Committee determines a suitable award that provides an incentive for both performance and employee retention purposes.

Chief Executive Officer's Compensation

During the Company's fiscal year ended August 31, 2002, F. Murray Robinson was employed by D&PL as President, Chief Executive Officer and Vice Chairman. Mr. Robinson's salary was based on his contribution to the Company. He was entitled to merit salary increases. These merit increases were determined in accordance with the procedures and guidelines described above. For fiscal 2002, Mr. Robinson's base salary was $205,000 with a bonus of $60,000. The Compensation Committee approved Mr. Robinson's bonus based on his achievement with respect to the targeted earnings goal for the Company. Other factors in the Compensation Committee's decision were Mr. Robinson's leadership in developing corporate growth strategies, developing international business opportunities and his contribution made in developing the market for biotechnology-enhanced seed.





                                           Compensation Committee

                                           Jon E. M. Jacoby
                                           Joseph M. Murphy

                PERFORMANCE OF DELTA AND PINE LAND COMPANY SHARES


The Company's Shares were first publicly traded on June 29, 1993. The following table shows a comparison of cumulative total return to stockholders for D&PL Common Stock, the NYSE/AMEX/NASDAQ Market Index and the S&P Supercap Agriculture Products Index. The table assumes $100 invested on August 31, 1997, and the reinvestment of dividends.


                                                                                Cumulative Total Return
                                                           -----------------------------------------------------------------
                                                                8/97       8/98       8/99       8/00       8/01       8/02



DELTA AND PINE LAND COMPANY                                   100.00     156.30     103.45      89.79      74.70      68.00
S & P SUPERCAP AGRICULTURAL PRODUCTS                          100.00      80.07      73.57      54.95      81.86      74.87
NYSE/AMEX/NASDAQ STOCK MARKET (U.S.)                          100.00     102.70     142.70     173.20     128.40     107.50




Copyright 2002 Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved.
www.researchdatagroup.com/S&P.htm

                             EXECUTIVE COMPENSATION

F. Murray Robinson was employed by D&PL as Chief Executive Officer and Vice Chairman from October 2000 until August 2002 and as President, CEO and Vice Chairman from October 2001 until August 2002. Prior to his first retirement from D&PL in April 1999, Mr. Robinson had been employed by D&PL serving as Executive Vice President from December 1998 until April 1999 and President and COO from February 1989 until December 1998. Following are compensation related tables and information as required by the Securities and Exchange Commission reflecting executive compensation for the fiscal year ended August 31, 2002.

Annual Compensation

The following table sets forth certain information regarding compensation paid to, or accrued for, the Company's Chief Executive Officer and the Company's four other most highly-compensated executive officers (the "Named Officers") during the year ended August 31, 2002:

                                          Summary Compensation Table

                                                                                                  Long- Term
                                                    Annual Compensation                          Compensation
                                                                                                  Securities
Name and                                                              Other Annual                Underlying         All Other
Principal Position             Year        Salary($)   Bonus($)     Compensation($)(4)            Options(1)        Compensation($)
------------------             ----        ---------   --------     ------------------            ----------        ---------------

F. Murray Robinson             2002         205,000     60,000             3,200                     2,666             44,000(2)
    Chief Executive Officer    2001         187,900    155,000             2,700                    64,888             50,600(2)
                               2000            --         --                --                        --                 --

W. Thomas Jagodinski           2002         245,000    145,000             1,400                   125,000               --
      Executive Vice           2001         205,000    215,000             2,100                      --                 --
      President (3)            2000         180,000    200,000             2,000                   137,000               --

Charles R. Dismuke, Jr.        2002         220,000     75,000             2,000                      --                 --
   Senior Vice President       2001         204,000    135,000             2,000                      --                 --
                               2000         179,000    115,000             2,300                   100,000               --

James H. Willeke               2002         195,600     30,000             4,800                      --               37,500(5)
   Vice President-Sales        2001         180,600     80,000             6,400                      --                 --
   and Marketing               2000         170,600     65,000             7,200                    20,000               --

Earl E. Dykes                  2002         185,000     35,000             1,600                    25,000               --
    Vice President-            2001         178,000     70,000             2,400                      --                 --
     Operations                2000         170,000     60,000             3,300                      --                 --

(1)  All stock options reflected on a post-split basis.
(2)  Director's and attendance fees for serving as a director of the Company.
(3) Mr. Jagodinski became the President and Chief Executive Officer effective September 1, 2002. He was Chief Financial Officer and Senior Vice President from September 2001 until May 2002 and Executive Vice President from June 2002 until August 2002.
(4) These amounts include items such as personal use of company automobile, group term life insurance, and/or taxable fringe benefits.
(5)  Relocation expenses.

Employment Contracts and Change-In-Control Arrangements

Mr. Jagodinski is employed pursuant to an employment agreement effective September 1, 1997 which provided for an annual base salary of $150,000 subject to upward adjustment plus bonus, the amount of which is determined in accordance with the bonus program described herein, plus insurance and other fringe benefits. The agreement is automatically extended each day so that at any given date, the time remaining under the contract will be for an additional two year period. The contract may be terminated, except as a result of a change in control or in anticipation of a change in control, upon three months written notice. The employment agreement includes provisions pursuant to which Mr. Jagodinski will receive, in the event of the termination of his employment due to a change in control or in anticipation of a change in control, an amount that in effect is equal to two times his highest salary and bonus paid during any of the previous five calendar years plus a continuation for 24 months of his insurance and fringe benefits. Mr. Jagodinski's agreement provides him the right to surrender his stock options to the Company and receive cash in lieu of stock, plus provides for certain tax protection payments of amounts paid to him under this plan. In addition, Mr. Jagodinski was granted an option for 53,333 shares of common stock at $28.04 per share. Pursuant to the terms of this agreement, Mr. Jagodinski shall not compete with the Company for one year upon his termination in the event of a change in control.

Option Grants in Last Fiscal Year

The only options exercisable into securities of the Company are those outstanding under the 1993 Stock Option Plan (the "1993 Plan") and the 1995 Long-Term Incentive Plan (the "1995 Plan"). The 1993 Plan has not been available for further grants since 1996. The Company granted options for 682,496 Shares under the 1995 Plan in 2002. All options granted under both plans vest 20% per annum commencing on the first day of the second and each succeeding year following each grant and expire ten years from the date of grant.

The following table sets forth certain information concerning stock options granted during fiscal 2002:

                                            Option Grants in Fiscal 2002

                               Percentage of
                Number of      Total Options                                         Potential Realized Value at
                Securities       Granted                                            Assumed Annual Rates of Stock
                Underlying     to Employees In                                        Price Appreciation of Option
Name             Options         Fiscal Year    Exercise Price  Expiration                       Term (1)
----             -------        -----------     --------------  -----------                      --------
                                                                   Date             0%                5%          10%
                                                                   ----           -----              ---          ---


F. Murray          2,666           0.39%           $ 18.97        4/25/12          --          $   32,000    $   81,000
Robinson

W. Thomas        125,000          18.32%           $ 18.95        5/30/12          --           1,490,000     3,775,000
Jagodinski

Earl E.           25,000           3.66%           $ 17.85       10/15/11          --             281,000       711,000
Dykes


(1) The dollar amount under these columns are the result of calculations at 5% and 10% rates arbitrarily set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the Company's stock price. Any actual gain on exercise of options is dependent on the future performance of the Company's stock.

Options Exercised in Last Fiscal Year

The following table sets forth certain information concerning stock option exercises during 2002 and unexercised options held as of August 31, 2002 for each of the Named Officers:


                  Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

                                                           Number of Securities
                                                      Underlying Unexercised Options        Value of Unexercised
                                                                  at the                   In-The-Money Options at
                                                              Fiscal Year End            the Fiscal Year End (1) (2)
                                                              ---------------            ---------------------------

                               Shares        Gain
                              Acquired     Realized
                                 on           on
                              Exercise     Exercise    Exercisable     Unexercisable    Exercisable     Unexercisable
---------------------------- ------------ ----------- -------------- ----------------- -------------- -----------------
F. Murray Robinson               --          --           90,488          54,576        $     -            $     -
W. Thomas Jagodinski             --          --          166,444         207,200          468,089            47,988
Charles R. Dismuke, Jr.          --          --          136,000          60,000          865,431            15,480
James H. Willeke                 --          --           63,000          12,000          136,950                -
Earl E. Dykes                    --          --               -           25,000               -              8,750

(1) Based on $18.20 per Share, the August 30, 2002, closing value as quoted by the New York Stock Exchange.
(2) Computation excludes "out-of-the-money" options for the following number of shares: 145,064 shares for Mr. Robinson, 274,666 shares for Mr. Jagodinski,
     104,889 shares for Mr. Dismuke; and 20,000 shares for Mr. Willeke.

Compensation Pursuant to Plans

     Pension Plan

The Company maintains a noncontributory defined benefit plan (the "Pension Plan") that covers substantially all full-time employees, including the Named Officers. All employees of the Company and its domestic subsidiaries, who have both attained age 21 and completed one year of eligibility service, are eligible to participate in the Pension Plan. The Pension Plan provides a normal retirement benefit (if employment terminates on or after age 65) equal to the sum of: (i) 22.75% of average compensation (the average of the participant's five highest consecutive calendar years of earnings, including overtime but excluding bonuses) reduced by 1/25th for each year of credited service less than 25 at normal retirement; and (ii) 22.75% of average compensation exceeding the greater of one-half of average social security covered compensation and $10,000, reduced by 1/35th for each year of credited service less than 35 at normal retirement.

The following table shows the estimated benefits payable in the form of a single-life annuity upon retirement in specified average compensation and years of credited service classifications:

                               Pension Plan Table

                            Years of Credited Service

Compensation       15          20          25           30               35
------------       --          --          --           --               --

$  25,000         3,927       5,236       6,545        6,717             6,888
$  50,000         9,777      13,036      16,295       17,279            18,263
$  75,000        15,627      20,836      26,045       27,842            29,638
$100,000         21,477      28,636      35,795       38,404            41,013
$150,000         33,177      44,236      55,295       59,529            63,763
$200,000         44,877      59,836      74,795       80,654            86,513
$250,000         44,877      59,836      74,795       80,654            86,513
$300,000         44,877      59,836      74,795       80,654            86,513
$400,000         44,877      59,836      74,795       80,654            86,513


The above estimated annual benefits were calculated by the actuary for the Pension Plan. Benefit amounts shown are the annual pension benefits payable in the form of a single-life annuity for an individual attaining the age of 65 in 2002. In addition, such amounts reflect the 2002 maximum compensation limitation under the Internal Revenue Code of 1986, as amended, and are not subject to any deduction for social security or other amounts.

The estimated years of credited service and eligible average compensation for each of the Named Officers as of January 1, 2002, the most recent Pension Plan valuation date, are as follows:

       ---------------------------- ------------------------- ------------------

                                       Years of Credited       Average Plan
       Name                                 Service           Compensation
       ---------------------------- ------------------------- ------------------

F. Murray Robinson                             12                 $171,667

W. Thomas Jagodinski                           10                  170,750

Charles R. Dismuke, Jr.                        25                  178,275

James H. Willeke                                6                  168,267

Earl E. Dykes                                   6                  160,933










Supplemental Executive Retirement Plan

The Company adopted a Supplemental Executive Retirement Plan ("SERP"), which became effective January 1, 1992, and covers certain management personnel, including certain of the Named Officers. The SERP provides for payments to participants in the form of a single-life annuity, or as otherwise provided by the SERP commencing at age 65 or the participant's postponed retirement date. The following table sets forth the scheduled estimated annual benefits expected to be paid pursuant to the SERP to the Named Officers who are currently participants:

         Name                                 Annual Cash Benefit

      F. Murray Robinson..........................           $27,000

The SERP also provides that on the death of an active employee, the Company will pay a death benefit to the participant's surviving spouse equal to the actuarial equivalent of the participant's accrued benefit, which is based upon the participant's years of service with the Company and the years of service the participant would have had at age 65, if employment had continued. If a participant's employment with the Company is terminated prior to age 65 for reasons other than death, then the participant shall be paid a vested percentage of his accrued benefit equal to the participant's annual cash benefit above multiplied by a fraction (not greater than one), the numerator of which is the participant's years of service as of the date of termination of employment and the denominator of which is the participant's projected years of service as of age 65, if employment had not terminated.

Each participant's vested percentage in the SERP is determined as follows:

     Number of Years of Service                      Vested Percentage

     1 but less than 2....................................   20%
     2 but less than 3....................................   40%
     3 but less than 4....................................   60%
     4 but less than 5....................................   80%
     5 or more............................................  100%

Under the terms of the SERP, the Company may discontinue additional eligibility and planned payments under the SERP at any time. The Named Officer noted above is fully vested in the SERP.

Defined Contribution Plan

Effective April 1, 1994, the Company established a defined contribution plan under the rules of Internal Revenue Code Section 401(k) (the "401(k) Plan"). The 401(k) Plan covers substantially all full-time employees. Eligible employees of the Company and its domestic subsidiaries, who have both attained age 21 and completed one year of service, may participate in the 401(k) Plan. Prior to January 1, 2001, a participant could elect to contribute up to 18% of his or her eligible earnings to the 401(k) Plan. However, effective January 1, 2001, a participant may elect to contribute up to 25% of his or her eligible earnings to the 401(k) Plan. The 401(k) Plan allows the Company to match a maximum of six percent of eligible employee contributions. As of August 31, 2002, the Company has elected not to match such contributions.

Incentive Plans

The Company maintains two incentive plans that compensate key employees and directors through the grant of options to buy shares of Common Stock. In 1993, the Company adopted the 1993 Plan, but no more options were granted under the plan effective with the adoption of the 1995 Plan. In 1995, the Company's Board of Directors adopted the 1995 Plan which the shareholders ratified at the 1996 Annual Meeting. In 2000, the 1995 Plan was amended and restated eliminating the ability of the Board of Directors to award stock appreciation rights, restricted Shares of Common Stock and performance unit credits. Pursuant to the amended and restated 1995 Plan, the Board of Directors may award stock options to officers, key employees and directors. Under the amended and restated 1995 Plan, 5,120,000 Shares are authorized for grant, which is an increase from the original 2,560,000 Shares. As of August 31, 2002, options for 4,971,141 Shares have been granted under the 1995 Plan, leaving available for grant 1,281,394 Shares, including 1,132,535 Shares that have been forfeited and are available for re-grant.

Under both plans, all stock options granted vest at a rate of 20% per annum commencing on the first day of the second and each succeeding year following each grant and expire ten years from the date of grant. Shares subject to options and awards under the 1995 Plan which expire unexercised are available for new option grants and awards. The number of shares available for grant under the 1993 Plan and upon forfeitures of options outstanding thereunder has been reduced to zero, and no further option grants are being made under this plan.

                              CERTAIN TRANSACTIONS
Registration Rights

The holder of the convertible Series M Non-Voting Preferred Stock has certain registration rights associated with the Common Stock into which the Preferred Stock is convertible. The Preferred Stock is convertible into Common Stock beginning upon the seventh anniversary of the date on which it was issued (February 2, 1996) or the occurrence of certain specified events, whichever occurs first.

Cotton Biotechnology Research Contracts

The Company had a research contract with the Institute of Molecular Agrobiology ("IMA") until June 2002. Dr. Nam-Hai Chua, a director of the Company, was the Deputy Chairman of the Management Board of Directors of IMA, until September 2001. The value of the contract exceeds $60,000, however, the contract is not a material contract, as defined by the Securities and Exchange Commission. The contract is also not a material contract for IMA, and according to Dr. Chua he derives no particular or direct benefit from the contract.

DeltaMax Cotton LLC, a limited liability company jointly owned with Verdia, Inc., a wholly owned subsidiary of Maxygen, Inc., and the Company entered into a research agreement with Temasek Life Sciences Laboratory ("TLL"), a not-for-profit organization organized under the laws of Singapore, for collaboration on research in October 2002. Dr. Nam-Hai Chua, a director of the Company, is an advisor to a different subsidiary of the parent company of TLL. The value of the contract exceeds $60,000, however, the contract is not a material contract, as defined by the Securities and Exchange Commission. The contract also is not a material contract for TLL, and according to Dr. Chua he derives no particular or direct benefit from the contract.

Consulting Agreement

     In November 2001, the Company entered into a consulting agreement with Stephens Inc., an investment bank, for the evaluation of certain technology transactions . Jon E. M. Jacoby, Chairman of the Board of the Company, is a director of Stephens Group, Inc. and its subsidiary, Stephens Inc. Stephens Group, Inc. is a shareholder of D&PL. The value of the contract exceeds $60,000, however, the contract is not a material contract, as defined by the Securities and Exchange Commission. The contract is also not a material contract for Stephens Inc., or material to Mr. Jacoby in relation to his compensation from Stephens Group, Inc. Mr. Jacoby recused himself from any discussion and vote regarding this agreement. The Company may utilize the services of Stephens affiliates for this and other investment banking functions in the future.

Future Transactions with Affiliates and Advances

The Company requires that any transactions between the Company and persons or entities affiliated with officers, directors, employees or stockholders of the Company be on terms no less favorable to the Company than could be obtained in an arm's-length transaction with an unaffiliated party. Such transactions will also be subjected to approval by a majority of the independent directors of the Company. The Board of Directors has adopted resolutions prohibiting advances without its approval, except for ordinary business and travel advances in accordance with the Company's policy.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely on review of the copies of reporting forms furnished to the Company, or written representations that no forms were required, the Company believes that during fiscal 2002, all required events of its officers, directors and 10% stockholders to the Securities and Exchange Commission of their ownership and changes in ownership of Shares (as required pursuant to Section 16(a) of the Securities Exchange Act of 1934) have been filed, except that the following individuals filed the following number of late reports with respect to the following number of transactions: One Form 5 for Mr. Scheidt relating to shares donated to a family foundation to which Mr. Scheidt has indirect beneficial ownership and one Form 5 for Dr. Chua relating to shares which were transferred from the name of Dr. Chua's spouse as the custodian to an account in the name of a minor child who is now an adult.

                                  OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors knows of no matters that will be presented for consideration at the Annual Meeting other than those mentioned in this Proxy Statement. If any other matters are properly brought before the Annual Meeting, it is intended that the persons named in the proxy will act in respect thereof in accordance with their best judgment.

                    SOLICITATION OF PROXIES AND COST THEREOF

The expense of soliciting proxies and the cost of preparing, assembling and mailing material in connection with the solicitation of proxies will be paid by the Company. In addition to the use of mails, certain directors, officers or employees of the Company and its subsidiaries, who receive no compensation for their services other than their regular salaries, may solicit proxies. The Company will reimburse brokerage firms, nominees, custodians and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners and seeking instruction with respect thereto.

                              STOCKHOLDER PROPOSALS

Stockholder proposals intended to be included in the proxy statement and presented at the 2004 Annual Meeting should be received by the Company no later than August 20, 2003. With regard to stockholder proposals not included in the Company's proxy statement but which a stockholder wishes to be brought before the 2003 Annual Meeting, the Company's bylaws establish an advance notice procedure which requires that the Company receive notice of such a proposal by not less than 60 days nor more than 90 days prior to the date of the Annual Meeting; provided, however, that in the event that less than 70 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure was made. In addition to the above requirements as to timeliness, the proposals must meet certain eligibility requirements of the Securities and Exchange Commission.
                     ANNUAL REPORT AND FINANCIAL STATEMENTS

     Stockholders may obtain a copy of the Company's annual report on Form 10-K, as filed with the Securities and Exchange Commission, without charge (except for exhibits), by contacting: R. D. Greene, Vice President - Finance and Treasurer, Delta and Pine Land Company, One Cotton Row, Scott, Mississippi 38772 or via email at ricky.d.greene@deltaandpine.com.
                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            Jerome C. Hafter
                                            Secretary